Exhibit 10.1

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “First Amendment”), dated as of June 29, 2018, among Radisys Corporation (“Borrower”), the Guarantors (as defined in the below referenced Amended Note Purchase Agreement), the Purchasers (as defined in the below referenced Amended Note Purchase Agreement) and HCP-FVG, LLC, as collateral agent for the Purchasers (in such capacity and together with its successors and assigns in such capacity, “Collateral Agent”).

WHEREAS, reference is made to that certain Note Purchase Agreement, dated as of January 3, 2018 (as in effect immediately prior to the effectiveness of this First Amendment, the “Existing Note Purchase Agreement”, and as amended by this First Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Amended Note Purchase Agreement”), by and among Borrower, the Guarantors (as defined therein) from time to time party thereto, the Purchasers (as defined therein) from time to time party thereto, and Collateral Agent.

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Project Rapid Merger Agreement”), dated as of or about the First Amendment Effective Date, by and among Borrower and either Reliance Industries Limited or more or more subsidiaries of Reliance Industries Limited, it is anticipated that Borrower will merge with and into a subsidiary of Reliance Industries Limited.

WHEREAS, Borrower requests that the Purchasers amend the Existing Note Purchase Agreement in certain respects and, upon and subject to the terms and conditions set forth in this First Amendment, the Purchasers are willing to so amend the Existing Note Purchase Agreement.

WHEREAS, these recitals shall be construed as part of this First Amendment.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this First Amendment, terms defined in the Amended Note Purchase Agreement are used herein as defined therein.

Section 2. Amendments to the Existing Note Purchase Agreement. From and after the First Amendment Effective Date, the Existing Note Purchase Agreement shall be amended as follows:

2.01.    References Generally. References in the Existing Note Purchase Agreement (including references to the Existing Note Purchase Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and each reference to the Existing Note Purchase Agreement in the other Note Documents (and indirect references such as “thereunder”, “thereby”, “therein” and “thereof”) shall be deemed to be references to the Existing Note Purchase Agreement as amended hereby.

2.02.    Amended Language. Subject to the conditions set forth in Sections 4 and 5 hereof, effective as of the First Amendment Effective Date, the Existing Note Purchase Agreement is hereby amended as follows (the following amendments (a) through (f), collectively, the “NPA Amendments”):

(a)    Section 1.1 of the Existing Note Purchase Agreement is hereby amended by amending and restating clause (e)(iii) of the definition of “Change of Control” in its entirety, as follows:

“the merger or consolidation of the Borrower with or into another Person unless either (a) contemplated by, and pursuant to, the Project Rapid Merger Agreement (provided that, for purposes of clarity, all other clauses of this definition are not waived, amended or modified in connection with the consummation of the merger contemplated by the Project Rapid Merger Agreement and are still applicable with respect thereto for determining whether a Change of Control has occurred) or (b) permitted by Section 9.3;”

(b)    Section 1.1 of the Existing Note Purchase Agreement is hereby amended by inserting the following definition in its proper alphabetical order:

““Project Rapid Merger Agreement” means that certain Agreement and Plan of Merger, dated as of or about June 29, 2018, by and among Borrower and either Reliance Industries Limited or more or more subsidiaries of Reliance Industries Limited.”

(c)    Section 3.1(e) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety, as follows:

“PIK Interest. Notwithstanding any other provision hereof, the total accrued interest due and payable on any Interest Payment Date occurring (i) on or prior to February 28, 2019 shall be paid-in-kind and (ii) thereafter, in cash; provided that with respect to the foregoing clauses (i) and (ii), after the occurrence and during the continuance of any Event of Default, all interest shall be paid in cash. Any such paid-in-kind interest shall be capitalized to the principal amount of the Notes on such Interest Payment Date and shall be considered principal of the Notes for all purposes, including, without limitation, for the calculation of interest on subsequent Interest Payment Dates and of any Prepayment Fee.”

(d)    Section 3.2(a) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety, as follows:

“Scheduled Redemptions of Notes. (i) The Borrower shall, on January 3, 2021 (the “Maturity Date”), redeem the Notes issued by it, by payment in cash in full of the entire outstanding principal balance thereof (including all interest that has been added to the outstanding principal amount of such

Notes pursuant to Section 3.1(e)), plus all unpaid interest accrued thereon through the date of redemption, plus all outstanding and unpaid Obligations to the Purchasers of the Notes under the Note Documents through the date of redemption and pay to the Collateral Agent all other outstanding Obligations payable to the Collateral Agent under the Note Documents. (ii) The Borrower shall redeem the Notes issued by it in principal installments of (x) $4,500,000 payable on February 28, 2019, and (y) $1,500,000 payable on the last day of each Fiscal Quarter beginning with the Fiscal Quarter ending March 31, 2019 and continuing through the last full Fiscal Quarter prior to the Maturity Date (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement). (iii) The Borrower shall, on February 28, 2019, make a one-time payment of principal to the Purchasers, ratably, in an aggregate amount equal to the total amount of all interest that has been paid-in-kind prior to February 28, 2019.”

(e)    Section 9.3 of the Existing Note Purchase Agreement is hereby amended by adding a new sentence at the end of such section, to read as follows:

“Notwithstanding the foregoing, nothing in this Section 9.3 shall prohibit the entry into, and execution of, the Project Rapid Merger Agreement; provided that this Section 9.3 still applies in all respects with respect to the consummation of the merger contemplated by the Project Rapid Merger Agreement.”

(f)    Section 9.20(d) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety, as follows:

“Maximum Loss: Cash Flow from Operations. Permit cumulative cash flow from operation loss (which shall be consistent with the breakout for such line item provided in that certain model dated as of December 29, 2017 (the “Covenant Model”) and delivered to the Purchasers prior to the Closing Date) to exceed $(6,000,000) (negative) in the aggregate from December 1, 2017 through and including the Maturity Date; provided that from December 1, 2017 through and including the Maturity Date no more than $6,100,000 in the aggregate of severance spend (as referenced in the Covenant Model) and up to $1,500,000 million in deal related expenses shall be permitted to be added back to cumulative cash flow from operations for purposes of the calculation of cumulative cash flow from operation loss for purposes of this Section 9.20(d).”

Section 3. Representations and Warranties of the Loan Parties. The Loan Parties represent and warrants to the Purchasers that, as of the First Amendment Effective Date:

3.01.    each of the representations and warranties set forth in Article 7 of the Amended Note Purchase Agreement and in the other Note Documents are true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date; and

3.02.    both immediately before and after giving effect to this First Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing, or would result therefrom.

3.03.    The execution, delivery and performance by the Borrower and Guarantor of this First Amendment have been duly authorized by all necessary organizational action.

Section 4. Conditions Precedent. The NPA Amendments shall become effective as of the date (the “First Amendment Effective Date”), upon which each of the following conditions precedent shall be satisfied or waived by the Purchasers or Borrower, as applicable:

4.01.    Execution. The Purchasers shall have received counterparts of this First Amendment executed by the Loan Parties and the Purchasers.

4.02.    Temporary Amendment to ABL Credit Agreement. The Purchasers shall have received a certified executed copy of the Temporary Amendment to ABL Credit Agreement, dated as of the First Amendment Effective Date (the “Temporary Amendment to ABL Credit Agreement”), in form and substance satisfactory to the Purchasers.

4.03.    Amendment Fee. Borrower shall have paid to the Purchasers on a ratable basis a one-time non-refundable amendment fee (the “Amendment Fee”) equal to $175,000, which such Amendment Fee shall be fully earned, due and payable, in cash, on the First Amendment Effective Date and shall be free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto and will not be subject to reduction by way of setoff or counterclaim.

4.04.    Costs and Expenses. Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Collateral Agent and the Purchasers in connection with the negotiation, execution, and delivery of this First Amendment and the transactions contemplated hereby (including external attorneys’ fees and expenses).

4.05.    Representations and Warranties. The representations and warranties set forth in Section 3 above are true and correct in all respects and the Purchasers shall have received a certificate executed by a manager or an officer of Borrower, certifying as to the foregoing.

4.06.    Merger Agreement. The Purchasers shall have received a certified executed copy of the Project Rapid Merger Agreement, in form and substance satisfactory to the Purchasers.

Section 5. Additional Covenants.

5.01.    The Borrower hereby covenants and agrees to pay Purchasers on a ratable basis a one-time non-refundable exit fee equal to $175,000 (the “Exit Fee”), which such Exit Fee shall be fully earned, due and payable at the earlier to occur of (i) the Effective Time (as defined in the Project Rapid Merger Agreement) and which such Exit Fee shall be payable in cash at such time and (ii) the termination of the Project Rapid Merger Agreement for any reason (provided that if the Exit Fee becomes due and payable pursuant to this clause (ii), it shall be capitalized to the principal amount of the Obligations), and, in each case, free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, without any reduction by way of setoff or counterclaim. For the avoidance of doubt, the Exit Fee shall be in addition to the Prepayment Fee and any other fees due and payable by the Loan Parties to the Purchasers and Collateral Agent and shall not supplant or be applied to offset or reduce the Prepayment Fee or any such other fees.

5.02.    Each party hereto agrees that if, unless waived by the Purchasers, (w) the Project Rapid Merger Agreement is terminated for any reason, whether pursuant to Section 7.1 thereof or otherwise, (x) the Closing (as defined in the Project Rapid Merger Agreement) is not consummated and the Effective Time (as defined in the Project Rapid Merger Agreement) has not occurred on or before the Initial Outside Date (as defined in the Project Rapid Merger Agreement), pursuant to the terms of the Project Rapid Merger Agreement (as in effect on the First Amendment Effective Date), (y) the Project Rapid Merger Agreement or any other document relating thereto has been amended or otherwise altered since the First Amendment Effective Date, absent the prior written consent of the Purchasers to any such amendment or alteration or (z) the Purchasers do not receive the Exit Fee at the Effective Time (as defined in the Project Rapid Merger Agreement) or substantially concurrently therewith or at the time of termination of the Project Rapid Merger Agreement or substantially concurrently therewith, as applicable, then the NPA Amendments shall immediately be of no force or effect and the Existing Note Purchase Agreement shall revert to the Existing Note Purchase Agreement as in effect immediately preceding the execution and effectiveness of this Amendment on the First Amendment Effective Date.

5.03.    Collateral Agent, in that capacity and in its capacity as Term Agent under the ABL/Term Intercreditor Agreement, hereby consents to the Temporary Amendment to ABL Credit Agreement as required by Section 9.23 of the Amended Note Purchase Agreement and Section 6.1 of the ABL/Term Intercreditor Agreement and confirms that no Default or Event of Default under Section 10.1 of the Note Purchase Agreement shall result therefrom.

Section 6. Reference to and Effect Upon the Existing Note Purchase Agreement.

6.01.    Except as specifically amended or waived above, the Existing Note Purchase Agreement and the other Note Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. Except as expressly set forth herein, this First Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Amended Note Purchase Agreement or any other Note Document, (b) to prejudice any other right or rights which the Collateral Agent and the Purchasers may now have or may have in the future under or in connection with the Amended Note Purchase Agreement or the other Note Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Loan Parties or any other Person with respect to any waiver, amendment, modification or any other change to the Amended Note Purchase Agreement or the Note Documents or any rights or remedies arising in favor of the Purchasers, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Collateral Agent and the Purchasers, on the other hand. References in the Amended Note Purchase Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Note Document to the Note Purchase Agreement shall be deemed to be references to the Amended Note Purchase Agreement.

6.02.    The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent and the Purchasers under the Existing Note Purchase Agreement or any Note Document, nor constitute a waiver of any provision of the Existing Note Purchase Agreement or any Note Document, except as specifically set forth herein.

Section 7. Miscellaneous. Except as herein provided, the Existing Note Purchase Agreement shall remain unchanged and in full force and effect. This First Amendment is a Note Document for all purposes of the Amended Note Purchase Agreement. This First Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this First Amendment are for reference only and shall not affect the construction of this First Amendment.

Section 8. GOVERNING LAW. THIS FIRST AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

RADISYS CORPORATION, as Borrower

By:	/s/ Jonathan Wilson
Name:	Jonathan Wilson
Title:	Chief Financial Officer

RADISYS INTERNATIONAL LLC, as a Guarantor

By:	/s/ Jonathan Wilson
Name:	Jonathan Wilson
Title:	Director

HCP-FVG, LLC, as a Purchaser, Collateral Agent and Term Agent under the ABL/Term Intercreditor Agreement

By:	/s/ Martin Hale
Name:
Title:

CIDM LENDCO, LLC, as a Purchaser

By:	Julian Singer
Name:	Julian Singer
Title:	President